                                                                    EXHIBIT 10.2

                           ASSET PURCHASE AGREEMENT


                                     AMONG


                               3COM CORPORATION


                                      AND


                       INTEGRATED CIRCUIT SYSTEMS, INC.


                                      AND


                            ICS TECHNOLOGIES, INC.


                               JANUARY 15, 1999

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE I    DEFINITIONS...............................................     1

ARTICLE II   PURCHASE AND SALE TRANSACTION ............................     8

     2.1     Purchase and Sale of Assets ..............................     8
     2.2     No Assumption of Liabilities .............................     8
     2.3     Purchase Price ...........................................     8
     2.4     The Closing ..............................................     9
     2.5     Deliveries at the Closing ................................    10

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER AND ICS .........    10

     3.1     Organization of the Sellers ..............................    10
     3.2     Sub Capital Structure ....................................    11
     3.3     ICS Options ..............................................    11
     3.4     Authorization of Transaction .............................    11
     3.5     Noncontravention..........................................    12
     3.6     Consents..................................................    12
     3.7     Financial Statements......................................    12
     3.8     [INTENTIONALLY OMITTED]...................................    13
     3.9     Absence of Changes........................................    13
     3.10    Taxes, Tax Returns and Audits.............................    15
     3.11    Restrictions on Business Activities.......................    15
     3.12    Title of Properties; Absence of Liens and Encumbrances;
              Condition of Equipment...................................    15
     3.13    Intellectual Property.....................................    16
     3.14    Contracts.................................................    20
     3.15    Governmental Authorization................................    21
     3.16    Litigation................................................    22
     3.17    No Liquidation, Insolvency, Winding-Up....................    22
     3.18    [INTENTIONALLY OMITTED]...................................    23
     3.19    Environmental Matters.....................................    23
     3.20    Brokers' and Finders' Fees; Third Party Expenses..........    23
     3.21    Employee Matters and Benefit Plans........................    24
     3.22    Affiliated Transactions...................................    26
     3.23    Government Contracts......................................    26
     3.24    Suppliers.................................................    26
     3.25    [INTENTIONALLY OMITTED]...................................    26
     3.26    Insurance.................................................    26

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                         PAGE
                                                                         ----
     3.27    Compliance with Laws......................................    26
     3.28    Product Warranties; Defects; Liability....................    26
     3.29    Import/Export.............................................    27
     3.30    Complete Copies of Materials..............................    27
     3.31    Representations Complete..................................    27

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF BUYER...................    27

     4.1     Organization of Buyer.....................................    27
     4.2     Authority for Agreement...................................    27
     4.3     Adequate Resources........................................    28
     4.4     Noncontravention..........................................    28
     4.5     Consents..................................................    28
     4.6     Brokers' and Finders' Fees; Third Party Expenses..........    28
     4.7     Representations Complete..................................    28

ARTICLE V    CONDUCT PRIOR TO THE CLOSING DATE.........................    28

     5.1     Conduct of Business of Seller.............................    28
     5.2     No Solicitation...........................................    30

ARTICLE VI   ADDITIONAL AGREEMENTS.....................................    31

     6.1     Access to Information.....................................    31
     6.2     Confidentiality...........................................    31
     6.3     Expenses..................................................    31
     6.4     Public Disclosure.........................................    32
     6.5     Consents..................................................    32
     6.6     Reasonable Efforts........................................    32
     6.7     Notification of Certain Matters...........................    32
     6.8     Tax Returns...............................................    33
     6.9     Bulk Sales Laws...........................................    33
     6.10    Registered Intellectual Property Activities...............    33
     6.11    HSR Act Filings...........................................    33
     6.12    Covenant Not to Solicit...................................    33
     6.13    Employment Offers.........................................    34
     6.14    COBRA.....................................................    34
     6.15    401(k) Plan...............................................    34
     6.16    Agreement with Respect to Retained Employee's Stock Options   35

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                         PAGE
                                                                         ----
     6.17    ICS Lease.................................................    35
     6.18    Additional Documents and Further Assurances...............    35

ARTICLE VII  CONDITIONS TO OBLIGATION TO CLOSE.........................    35

     7.1     Conditions to Obligations of Each Party to Effect the
              Acquisition..............................................    35
     7.2     Additional Conditions to Obligations of the Sellers.......    36
     7.3     Additional Conditions to the Obligations of Buyer.........    37

ARTICLE VIII SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION   38

     8.1     Survival of Representations and Warranties................    38
     8.2     Indemnity by Sellers......................................    38
     8.3     Indemnity by Buyer........................................    38
     8.4     Officer's Certificate.....................................    38
     8.5     Resolution of Conflicts; Arbitration......................    39
     8.6     Third-Party Claims........................................    39
     8.7     Indemnification Limitations...............................    40

ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER.........................    41

     9.1     Termination...............................................    41
     9.2     Effect of Termination.....................................    42
     9.3     Amendment.................................................    42
     9.4     Extension; Waiver.........................................    42

ARTICLE X    GENERAL PROVISIONS........................................    42

     10.1    Notices...................................................    42
     10.2    Interpretation............................................    43
     10.3    Counterparts..............................................    43
     10.4    Entire Agreement; Assignment..............................    43
     10.5    Severability..............................................    44
     10.6    Other Remedies............................................    44
     10.7    Governing Law.............................................    44
     10.8    Rules of Construction.....................................    44
     10.9    No Third Party Beneficiaries..............................    45

                            EXHIBITS AND SCHEDULES

EXHIBITS
A-1       Bill of Sale
A-2       Copyright Assignment
A-3       Patent Assignment
A-4       Trademark Assignments
B         Form of License and Services Agreement
C         Retained Employees
D         Short Term Occupancy Arrangements
E         Form of Legal Opinion of Counsel to Seller

SCHEDULES
2.1(a)    Acquired Assets
2.1(b)    Excluded Assets
3.1       Directors and Officers of Sellers
3.3       ICS Options
3.5       Noncontravention
3.6       Required Consents
3.9       Material Adverse Effects since Most Recent Balance Sheet
3.12(a)   Real Property Leases
3.12(d)   Inclusion of All Seller Intellectual Property
3.13(a)   Seller's Registered Intellectual Property
3.13(d)   Transfers of Intellectual Property
3.13(f)   Intellectual Property Contracts
3.13(g)   Indemnification Agreements in Connection with Intellectual Property
3.13(q)   Transferability of Intellectual Property
3.14      General Contracts
3.15      Governmental Authorizations
3.21(a)   Employee Plans and Agreements
3.21(g)   Effect of Transaction
3.21(i)   Labor Disputes
3.24      Suppliers
3.26      Insurance
3.28      Product Warranties
5.1       Conduct of Business of Seller

                           ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement") is entered into on January
                                         ---------
15, 1999 by and among 3Com Corporation, a Delaware corporation whose principal place of business is at 5400 Bayfront Plaza, Santa Clara, CA 95052-8145, California ("Buyer"), Integrated Circuit Systems, Inc., a Pennsylvania
             -----
corporation whose principal place of business is at 2435 Boulevard of the Generals, Norristown, Pennsylvania 19403 ("ICS"), and ICS Technologies, Inc., a
                                           ---
wholly-owned subsidiary of ICS, organized under the laws of Delaware whose principal place of business is in the State of Delaware and whose mailing address is at 2435 Boulevard of the Generals, Norristown, Pennsylvania 19403 ("Sub" and together with ICS, the "Sellers").
-----                              -------

                                   RECITALS

     WHEREAS, Buyer desires to purchase from the Sellers, and Sellers desire to sell to Buyer, certain assets of the Sellers used in the business of designing, developing and selling silicon microchips for use in networking applications as conducted or contemplated to be conducted by the Sellers, including without limitation the making, having made, using, selling, offering for sale, importing, exporting, copying, modifying, distributing, publicly displaying and performing and otherwise exploiting such assets (such business, the "Business"),
                                                                     --------
without limitation all Intellectual Property (as defined below) of Sub, free and clear of all Liens (as defined below) in consideration of the Purchase Price (as defined below) on the terms and conditions set forth herein (the "Acquisition").
                                                                  -----------

     WHEREAS, in connection with the Acquisition, Buyer and the Sellers, desire to make certain representations, warranties, covenants and other agreements.

     WHEREAS, Sub is a wholly-owned subsidiary of ICS, established to own the intellectual property used in Seller's business, including the Business.

     NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the warranties, and covenants herein contained, the parties hereto agree as follows.


                                   ARTICLE I

                                  DEFINITIONS

     "AAA" shall mean the American Arbitration Association.
      ---

     "Accountant" shall have the meaning set forth in Section 2.3(c).
      ----------

     "Accountant Report" shall have the meaning set forth in Section 2.3(c).
      -----------------

     "Acquired Assets" shall have the meaning set forth in Section 2.1.
      ---------------

     "Acquisition" shall have the meaning set forth in the recitals above.
      -----------

     "Affiliate" shall have the meaning set forth in Rule 12b-2 of the
      ---------
regulations promulgated under the Securities Exchange Act of 1934, as amended, of the United States.

     "Agreement" shall have the meaning set forth in the preamble above.
      ---------

     "Allocation Notice" shall have the meaning set forth in Section 2.3(c).
      -----------------

     "Basis" shall mean any past or present fact, situation, circumstance,
      -----
status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

     "Bill of Sale" shall mean that certain document in form and substance as
      ------------
shall be acceptable to the parties hereto to be set forth as Exhibit A-1
                                                             -----------
attached hereto prior to Closing.

     "Bulk Sales Laws" shall have the meaning set forth in Section 6.9.
      ---------------

     "Business" shall have the meaning set forth in the Recitals above.
      --------

     "Buyer" shall have the meaning set forth in the preamble above.
      -----

     "Buyer's 401(k) Plan" shall have the meaning set forth in Section 6.15.
      -------------------

     "Cash" shall mean cash and cash equivalents within the meaning of GAAP.
      ----

     "Closing" shall have the meaning set forth in Section 2.4.
      -------

     "Closing Date" shall have the meaning set forth in Section 2.4.
      ------------

     "Closing Payment" shall mean an amount of Cash equal to Fourteen Million
      ---------------
Four Hundred Thousand Dollars ($14,400,000).

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of
      -----
1985, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, of the
      ----
United States.

     "Confidentiality Agreement" shall mean the Confidential Disclosure
      -------------------------
Agreement between Buyer, ICS and ICS Networking, Inc., a wholly owned subsidiary of Sub, dated December 2, 1998, as amended.

     "Conflict" shall have the meaning set forth in Section 3.5.
      --------

     "Contingency Amount" shall mean an amount of Cash equal to One Million Six
      ------------------
Hundred Thousand Dollars ($1,600,000).

     "Contract" shall have the meaning set forth in Section 3.14.
      --------

     "Copyright Assignment" shall mean that certain document in form and
      --------------------
substance as shall be reasonably acceptable to the parties hereto to be set forth as Exhibit A-2 attached hereto prior to Closing.
         -----------

     "Disagreement Notice" has the meaning set forth in Section 2.3(c).
      -------------------

     "DOL" shall mean the Department of Labor.
      ---

     "Employee" shall mean any current, former, or retired employee, consultant,
      --------
officer or director of the Sellers or any Affiliate who works or worked primarily in the Business.

     "Employee Agreement" shall mean each management, employment, severance,
      ------------------
consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or similar agreement or contract and any amendments thereto, whether written or oral, between a Seller or any Affiliate and any Employee.

     "Employee Plan" shall mean any plan, program, policy, practice, contract,
      -------------
agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, pensions, profit sharing, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Sellers or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Sellers or any ERISA Affiliate has or may have any liability or obligation, contingent or otherwise.

     "Environmental Permits" shall have the meaning set forth in Section
      ---------------------
3.19(c).

     "Equipment" shall have the meaning set forth in Section 3.12.
      ---------

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" shall mean any entity which, with the Sellers, comprises
      ---------------
a controlled group of corporations described in Section 414(b) of the Code or a commonly-controlled group of entities described in Section 414(c) of the Code.

     "Excluded Assets" shall mean those assets of the Sellers set forth on
      ---------------
Schedule 2.1(b).
---------------

     "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.
      ----

     "GAAP" shall mean generally accepted accounting principles as in effect
      ----
from time to time in the United States.

     "Governmental Entity" shall have the meaning set forth in Section 3.6.
      -------------------

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of
      -------
1976, as amended.

     "HSR Clearance" shall have the meaning set forth in Section 6.11.
      -------------

     "Hazardous Material" shall have the meaning set forth in Section 3.19(a).
      ------------------

     "ICS" shall have the meaning set forth in the preamble above.
      ---

     "ICS Common Stock" shall mean the Common Stock of ICS.
      ----------------

     "ICS Lease" shall have the meaning set forth in Section 6.17.
      ---------

     "ICS Option Plans" shall mean collectively, the ICS 1992 Stock Option Plan
      ----------------
and the ICS 1997 Equity Compensation Plan.

     "ICS Options" shall mean all options, warrants or other rights held by
      -----------
consultants, employees, officers or directors of Sub, to purchase ICS Common Stock (whether or not vested) pursuant to a ICS Option Plan, issued and outstanding at the Closing.

     "Imported Goods" shall have the meaning set forth in Section 3.29.
      --------------

     "INS" shall mean the U.S. Immigration and Naturalization Service.
      ---

     "Intellectual Property" shall mean any or all of the following and all
      ---------------------
statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations, reexaminations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, proprietary information, know how and technology; (iii) all works of authorship, "moral rights," copyrights, mask works, copyright and mask work registrations and applications; (iv) all industrial designs and any registrations and applications therefor; (v) all trade names, logos, trademarks and service marks; trademark and service mark registrations and applications; (vi) all databases and data collections (including customer lists); (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (viii) URLs, Web site addresses and domain names; (ix) any similar, corresponding or equivalent rights to any of the foregoing; (x) all documentation related to any of the foregoing; and (xi) all goodwill associated with any of the foregoing.

     "Interim Financials" shall have the meaning set forth in Section 3.7.
      ------------------

     "IRS" shall mean the Internal Revenue Service of the United States.
      ---

     "Lease" shall have the meaning set forth in Section 3.12.
      -----

     "Liability" shall mean any liability or obligation (whether known or
      ---------
unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

     "License and Services Agreement" shall have the meaning set forth in
      ------------------------------
Section 7.2(b).

     "Lien" shall mean any mortgage, pledge, lien, security interest, charge,
      ----
claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

     "Loss" and "Losses" shall have the respective meanings set forth in Section
      ----       ------
8.2.

     "Material Adverse Effect" shall mean a material adverse effect or change on
      -----------------------
the business, assets (including intangible assets), condition (financial or otherwise), or results of operations or of a specified party or a business.

     "Most Recent Balance Sheet" shall have the meaning set forth in Section
      -------------------------
3.7.

     "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which
      ------------------
is a "multiemployer plan," as defined in Section 3(37) of ERISA.

     "Occupancy Agreement" shall have the meaning set forth in Section 6.17.
      -------------------

     "Officer's Certificate" shall have the meaning set forth in Section 8.4.
      ---------------------

     "Ordinary Course of Business" shall mean the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Patent" shall mean any: (i) patent, patent application, patent disclosure
      ------
or other patent right in any jurisdiction of the world; (ii) any division, continuation, continuation-in-part, reissuance, reexamination, or extension of a Patent; and (iii) any future patent or other patent right that issues or is based upon a patent disclosure or upon an application that is a Patent.

     "Patent Assignment" shall mean that certain document in form and substance
      -----------------
as shall be reasonably acceptable to the parties hereto to be set forth as Exhibit A-3 attached hereto prior to Closing.
-----------

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.
      ----

     "Pension Plan" shall mean each Employee Plan which is an "employee pension
      ------------
benefit plan," within the meaning of Section 3(2) of ERISA.

     "Person" shall mean an individual, a partnership, a corporation, an
      ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PTO" shall mean the United States Patent and Trademark Office.
      ---

     "Purchase Price" shall have the meaning set forth in Section 2.3.
      --------------

     "Registered Intellectual Property" shall mean all United States,
      --------------------------------
international and foreign Seller Intellectual Property consisting of: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, service marks or trade names, applications to register trademarks, service marks or trade names, intent-to-use applications, or other registrations or applications related to trademarks, service marks or trade names; (iii) registered copyrights and applications for copyright registration;
(iv) any mask work registrations and applications to register mask works; (v) URLs, Web site addresses and domain names and (vi) any other Seller Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

     "Related Agreements" shall mean all such ancillary agreements required in
      ------------------
this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the License and Services Agreement.

     "Requesting Party" shall have the meaning set forth in Section 2.3(d).
      ----------------

     "Required Consents" shall mean those consents, waivers or approvals set
      -----------------
forth under the caption "Required Consents" on Schedule 3.6.

     "Retained Employees" shall mean those employees set forth on Exhibit C.
      ------------------                                          ---------

     "Returns" shall have the meaning set forth in Section 3.10.
      -------

     "Schedules" shall have the meaning set forth in the preamble of Article
      ---------
III.

     "Sellers" shall have the meaning set forth in the preamble above.
      -------

     "Seller Authorizations" shall have the meaning set forth in Section 3.15.
      ---------------------

     "Seller Intellectual Property" shall mean any Intellectual Property that is
      ----------------------------
(i) owned by, (ii) exclusively licensed to or (iii) was developed or created by either Seller and used primarily in the Business; provided, however, that "Seller Intellectual Property" shall not include any trade name, logo, trademark, service mark, trade dress or corporate name which includes the name "Integrated Circuit Systems" or "ICS," any registrations or applications therefor, any translations, adaptations, derivations, and combinations thereof, or any goodwill associated therewith.

     "Seller Registered Intellectual Property" shall have the meaning set forth
      ---------------------------------------
in Section 3.13.

     "Sellers' Knowledge" shall mean the knowledge of Seller or ICS, and the
      ------------------
officers and directors of each of Seller and ICS, including facts of which such officers and directors, in the reasonably prudent exercise of their duties, should be aware.

     "Sellers' Retained Environmental Liabilities" shall mean any liability,
      -------------------------------------------
obligation, judgment, penalty, fine, cost or expense, of any kind or nature, or the duty to indemnify, defend or reimburse any Person with respect to: (i) the presence on or before the Closing Date of any Hazardous Materials in the soil, groundwater, surface water, air or building materials of the Premises or any other property owned, leased or used at any time (including both land and improvements thereon) by either Seller or in connection with the Assets ("Pre-
                                                                          ---
Existing Contamination"); (ii) the migration at any time prior to or after the
----------------------
Closing Date of Pre-Existing Contamination to any other real property, or the soil, groundwater, surface water, air or building materials thereof; (iii) any transportation, transfer, recycling, storage, use, handling, treatment, manufacture, removal, investigation, remediation, release, emission, sale, disposal or distribution of any Hazardous Materials, or any product or waste containing Hazardous Materials conducted on the Premises prior to the Closing Date or otherwise occurring prior to the Closing Date in connection with the Assets or the Business ("Pre-Closing Hazardous Materials Activities"); (iv) the
                         ------------------------------------------
exposure of any person to Pre-Existing Contamination or to Hazardous Materials in the course of or as a consequence of any Pre-Closing Hazardous Materials Activities, without regard to whether any health effect of the exposure has been manifested as of the Closing Date; (v) the violation of any environmental laws by either Seller or its agents, employees, predecessors in interest, contractors, invitees or licensees prior to the Closing Date or in connection with any Pre-Closing Hazardous Materials Activities prior to the Closing Date;
(vi) any actions or proceedings brought or threatened by any third party with respect to any of the foregoing; and (vii) any of the foregoing to the extent they continue after the Closing Date.

     "Seller 401(k) Plan" shall have the meaning set forth in Section 6.15.
      ------------------

     "Sub" shall have the meaning set forth in the preamble above.
      ---

     "Sub Common Stock" shall mean issued and outstanding shares of the Common
      ----------------
Stock of Sub.

     "Tax" or, collectively, "Taxes" shall mean any and all federal, state,
      -----------------------------
local and foreign taxes, assessments and other governmental charges, duties, impositions, and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

     "Trademark Assignments" shall mean those certain agreements with respect to
      ---------------------
each registered trademark of the Sellers in form and substance as shall be reasonably acceptable to the parties hereto to be set forth as Exhibit A-4
                                                               -----------
attached hereto prior to Closing.

     "Trademarks" shall mean any trademarks, service marks, trade dress, logos,
      ----------
trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

     "Transfer Documents" shall mean the Bill of Sale, the Trademark
      ------------------
Assignments, the Copyright Assignment and the Patent Assignment, in the forms attached hereto, collectively.

     "Transfer Taxes" shall have the meaning set forth in Section 2.3(d).
      --------------

     "Year-End Financials" shall have the meaning set forth in Section 3.7.
      -------------------


                                  ARTICLE II

                         PURCHASE AND SALE TRANSACTION

     2.1  Purchase and Sale of Assets.  On the terms and subject to the
          ---------------------------
conditions set forth in this Agreement at the Closing, the Sellers will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase and acquire from the Sellers on the Closing Date, all right, title and interest in and to the assets and properties of the Sellers as of the Closing Date which are set forth in Schedule 2.1(a) (the "Acquired Assets") free and clear of all
             ---------------       ---------------
Liens; provided, however, that the Acquired Assets shall not include any Excluded Assets set forth in Schedule 2.1(b) (the "Excluded Assets").
                             ---------------       ---------------

     2.2  No Assumption of Liabilities.  Except as contemplated by Section
          ----------------------------
2.5(d), Buyer shall not assume any of the Sellers' Liabilities, including any accounts payable, accrued compensation or other ordinary course Liabilities.

     2.3  Purchase Price.  Buyer severally agrees to pay to Sellers, allocated
          --------------
between ICS and Sub as designated prior to Closing by ICS, on the Closing Date the purchase price (the "Purchase Price"), as follows:
                         --------------

          (a)  Closing Payment.  At the Closing, the Closing Payment shall be
               ---------------
paid in cash by Buyer to Seller by wire transfer upon such wire instructions delivered by Seller to Buyer at least two (2) business days prior to the Closing.

          (b) Contingency Amount.  As soon as practicable, and in no event more
              ------------------
than the sixtieth (60th) day following the Closing Date, if, and only if, the Sellers have complied with, and are in compliance with, the covenants of the Sellers set forth in Section 6.16 hereto, as certified in writing by Seller within such sixty (60) day period Buyer shall pay to the Sellers by wire transfer upon such wire instructions delivered by ICS to Buyer at least two (2) business days prior to such anniversary, the Contingency Amount.

          (c) Allocation of Purchase Price.  Within thirty (30) days after
              ----------------------------
Closing, ICS shall submit to Buyer in writing the allocation of the Purchase Price among all of the Acquired Assets, in accordance with the provisions of
Section 1060 of the Code and regulations promulgated thereunder (the "Allocation
                                                                      ----------
Notice").  Buyer shall be deemed to have accepted the Allocation Notice, and it
------
shall be deemed final, unless Buyer provides written notice of disagreement to ICS within thirty (30) days of receipt of the Allocation Notice (the "Disagreement Notice"). If Buyer provides a Disagreement Notice, the parties
--------------------
shall negotiate in good faith to resolve the differences. If the disagreements cannot be resolved within thirty (30) days of Sellers receipt of the Disagreement Notice, ICS shall engage a national independent accounting firm (the "Accountant"), acceptable to the Buyer, to resolve the differences. The
      ---------
Accountant will be requested to resolve the dispute and determine the correct allocation in accord with Section 1060 of the Code, and issue its report within 30 days of engagement, in writing to ICS and Buyer (the "Accountant Report").
                                                          -----------------
One-half of the fees of the Accountant shall be borne by the Buyer, and one-half of such fees shall be borne by ICS. No party will take a position on any Tax Return, before any governmental Tax agency or in a judicial proceeding that is inconsistent with the Allocation Notice, if final, or the Accountant Report, except as required by law. To the extent required by Section 1060, the Allocation Notice or Accountant Report, as appropriate, will be revised to reflect any adjustment of the Purchase Price.

          (d) Transfer Taxes; Property Taxes.  The Sellers, on the one hand, and
              ------------------------------
the Buyer, on the other hand, shall each bear one-half of any and all excise, sales, value-added, use, registration, stamp, transfer and other like Taxes ("Transfer Taxes"), imposed or levied by reason of, in connection with or
  --------------
attributable to this Agreement and the transactions contemplated hereby. Each party shall promptly pay and discharge when due the entire amount of any such Transfer Taxes for which it is primarily liable in accordance with applicable law. Each party shall reimburse the other party (the "Requesting Party") for
                                                       ----------------
its share of such Transfer Taxes paid by the Requesting Party within fifteen
(15) business days of receipt of reasonable evidence that the Requesting Party has paid the Transfer Tax that is the subject of the request for reimbursement. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any Transfer Taxes. Any personal property taxes payable in respect of the Acquired Assets shall be apportioned at the Closing, based on current tax bills if available; and if not available, based on the most recent tax bills available with appropriate subsequent adjustment when bills for the current year are received.

          2.4 The Closing.  The closing of the transactions contemplated by this
             -----------
Agreement (the "Closing") shall take place at the offices of Wilson Sonsini
                -------
Goodrich & Rosati, Professional Corporation, in Palo Alto, California, commencing at 10:00 a.m., two (2) business days following the satisfaction or written waiver of the last of the conditions of Closing as set forth in Article VII hereof, or such other date as the parties hereto may mutually determine (the "Closing Date").
                         ------------

         2.5 Deliveries at the Closing. At the Closing, the following shall
             -------------------------
occur:

             (a) Buyer will deliver to the Sellers the various certificates, instruments and documents referred to in Section 7.2;

             (b) The Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in Section 7.3;

             (c) The Sellers will execute, acknowledge (if appropriate), and deliver to Buyer (i) the deeds relating to any of the Acquired Assets, properly endorsed, (ii) assignments of the Sellers' permits (including Seller Authorizations), Leases, Intellectual Property and Contracts (including Intellectual Property transfer documents), in each case to the extent included in the Acquired Assets, and will deliver to Buyer true and correct copies of any Required Consents received on or before the Closing Date, (iii) the Transfer Documents, (iv) the License and Services Agreement, and (v) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel may reasonably request, and will use its best efforts and take all other action that may be reasonably necessary to put Buyer in ownership, possession and operating control of the Acquired Assets; and

             (d) Buyer will (i) deliver to the Sellers the Closing Payment as specified in Section 2.3 and (ii) execute and deliver to Sellers such instruments of assumption with regard to any contracts included in the Acquired Assets as the Sellers and its counsel may reasonably request.

             (e) To the extent Sellers shall not have already done so, Sellers shall deliver to Buyer all of the Acquired Assets.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF SELLER AND ICS

     The Sellers hereby, jointly and severally, represent and warrant to Buyer, subject to such exceptions as are specifically set forth in the schedules (referencing the appropriate section and paragraph numbers) supplied by the Sellers to Buyer (the "Schedules") and dated as of the date hereof, as follows:
                       ---------

    3.1 Organization of the Sellers.  Sub is a corporation duly organized,
        ---------------------------
validly existing and in good standing under the laws of the State of Delaware, and ICS is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. Each of ICS and Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted. Each of ICS and Sub is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on ICS or Sub, as the case may be. Each of ICS and Sub has delivered to Buyer a true and correct copy of its charter documents and Bylaws, each as amended to date.
Schedule 3.1 lists the directors and officers of each of ICS and Sub. The
------------
Business as being conducted by the Sellers has not been conducted under any other name.

        3.2  Sub Capital Structure.
             ---------------------

             (a) The authorized capital stock of Sub consists of Common Stock, all of issued and outstanding shares of which are owned by ICS. Sub has no other capital stock authorized, issued or outstanding.

             (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Sub is a party or by which Sub is bound obligating Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Sub Common Stock or obligating Sub to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Sub.

        3.3  ICS Options.  The Retained Employees are eligible to participate in
             -----------
the ICS Option Plans. Schedule 3.3 sets forth for each outstanding ICS Option
                      ------------
held by Retained Employees the name of the holder of such option, the domicile address of such holder, the number of shares of ICS Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date. ICS has never accelerated the vesting schedule of any of the outstanding ICS Options held by Retained Employees and no ICS Options held by Retained Employees will be accelerated and become exercisable by the transactions contemplated by this Agreement, except as provided in Section 6.16 hereof.

        3.4  Authorization of Transaction.  Each of Sub and ICS has all
             ----------------------------
requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Sub and ICS, and no further action is required on the part of Sub or ICS, to authorize the Agreement, any Related Agreements to which it is a party or the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, the Board of Directors of each of Sub and ICS, and ICS, as the sole shareholder of Sub, have duly authorized the execution, delivery and performance of this Agreement by Sub and ICS, as the case may be. This Agreement has been, and when duly executed and delivered by Sub and ICS at the Closing, the Related Agreements to which Sub or ICS is a party will have been duly executed and delivered by Sub or ICS, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute or will constitute, as the case may be, the valid and binding obligations of Sub or ICS, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency, fraudulent conveyances and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.5  Noncontravention.  Except as disclosed on Schedule 3.5:
          ----------------                          ------------

          (a) The execution and delivery of this Agreement and any Related Agreements to which Sub or ICS is a party, as the case may be, do not, and, the consummation of the transactions contemplated hereby and thereby (including the assignments referred to in Article II above) will not (i) violate any provision of the charter documents or Bylaws (or like document) of Sub or ICS or (ii) conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict"), (1) any mortgage, indenture,
                                  --------
lease, contract or other agreement or instrument, permit, concession, franchise or license to which Sub or ICS is a party or any of their respective properties or assets are subject, or (2) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub or ICS or their respective properties or assets, to the extent that any such Conflict under (1) or (2) above would have a Material Adverse Effect on the Acquired Assets or would prevent the consummation of the transactions contemplated hereby; and

          (b) The execution and delivery of this Agreement and any Related Agreements to which Sub or ICS is a party, by Sub or ICS, as the case may be, do not, and the consummation of the transactions contemplated hereby and thereby (including the assignments referred to in Article II above) will not require any notice under any agreements, contract, lease, license, instrument or other arrangement to which Sub or ICS is a party or by which Sub or ICS is bound or to which any of their assets are subject (or result in the imposition of any Lien upon any of the Acquired Assets), other than any notice, the failure to give which would not have a Material Adverse Effect on the Acquired Assets or prevent the consummation of the transactions contemplated hereby.

     3.6  Consents. No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party, including a party to any agreement with either Seller (so as not to trigger any Conflict), is required by or with respect to either Seller in connection with the execution and delivery of this Agreement and any Related Agreements to which either Seller is a party or the consummation of the transactions contemplated hereby and thereby (including the effective assignment to Buyer of any of the Acquired Assets, including any permits, Leases and Intellectual Property included therein), except for compliance with the notification requirements of the HSR Act and except as described on Schedule 3.6
                                                                    ------------
which sets forth a true, correct and complete list of the identities of any Person whose consent or approval is so required and the matter, agreement or contract to which such consent relates in connection with the transfer, assignment or conveyance by Seller of any of the Acquired Assets.

     3.7  Financial Statements.  ICS's audited consolidated balance sheet as
          --------------------
of June 27, 1998 and the related audited consolidated statements of income and cash flows for the year ended June 27, 1998 (collectively, the "Year-End
                                                                --------
Financials") and ICS's unaudited consolidated balance sheet as of
----------

September 27, 1998 (the "Most Recent Balance Sheet") and the related unaudited
                         -------------------------
statements of income and cash flow for the quarter then ended included in ICS's Annual Report on Form 10-K or Quarterly Report on Form 10-Q (collectively, the "Interim Financials") have been prepared in accordance with GAAP applied on a
 ------------------
basis consistent throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain all the notes that may be required by GAAP). The Year-End Financials and Interim Financials present fairly the consolidated financial condition, operating results and cash flows of ICS as of the dates and during the periods indicated therein, subject in the case of the Interim Financials to normal year-end adjustments.

          3.8  [INTENTIONALLY OMITTED]

          3.9  Absence of Changes. Since the date of the Most Recent Balance
               ------------------
Sheet and except as disclosed on Schedule 3.9, there has not been a Material Adverse Effect on the Acquired Assets or any event which would prevent the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, since such date there has not been, occurred or arisen any of the following events which would have a Material Adverse Effect on the Acquired Assets or which would prevent the consummation of the transactions contemplated hereby:

               (a) transaction by either Seller relating to the Business except in the Ordinary Course of Business;

               (b) amendments or changes to the charter documents, Bylaws (or like document), shareholder agreements or other organizational documents of either Seller relating to the Business;

               (c) capital expenditure or commitment by either Seller relating to the Acquired Assets in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate);

               (d) destruction of, damage to or loss of any material assets, business or customer of either Seller (whether or not covered by insurance) related to the Business;

               (e) through the date of this Agreement but not through the Closing Date, any labor trouble or claim of wrongful discharge or other unlawful labor practice or action involving Employees of either Seller directly or indirectly working in the Business;

               (f)   revaluation by either Seller of any of the Acquired Assets;

               (g) declaration, setting aside or payment of a dividend or other distribution with respect to the Sub Common Stock, or any direct or indirect redemption, purchase or other acquisition by Sub of its Common Stock;

               (h) any agreement, contract, covenant, instrument, lease, license or commitment to which either Seller is a party and by which any of the Acquired Assets is bound or relating primarily to the Business;

          (i) any termination, extension, amendment or modification to the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which a Seller is a party and by which the Acquired Assets are bound or primarily relating to the Business;

          (j) any material inbound license agreement with respect to the Intellectual Property of any third party or any outbound license agreement in connection with the Business with respect to the Seller Intellectual Property with any third party, except for nonexclusive outbound license agreements entered into in the Ordinary Course of Business;

          (k) sale, lease or other disposition of any of the assets or properties of the Sellers used in the Business except in the Ordinary Course of Business, or any creation of any Lien in such assets or properties, except for a sale-leaseback transaction involving the Building (as defined in Exhibit D)
                                                                 ---------
whereby ICS sells the Building to a third party and leases the building back for a period of at least two (2) years (the "Sale Lease-Back");
                                         ---------------

          (l) the commencement or notice or, to the Seller's Knowledge, threat of commencement of any lawsuit or Basis therefor, or proceeding or investigation against either Seller, any officer or director of a Seller (by reason of such Person's status as an officer or director of such Seller) or their Affiliates relating to the Business or the Acquired Assets;

          (m) notice of any claim or potential claim of ownership by any Person other than Seller of the Seller's Intellectual Property owned by or developed or created by Seller or of infringement by Seller of any other Person's Intellectual Property rights;

          (n) issuance or sale, or contract to issue or sell, by Sub of any shares of Sub Common Stock, or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

          (o) change in pricing or royalties set or charged by Persons who have licensed Intellectual Property to either Seller in connection with the Business, other than any such change made in accordance with Contracts in existence on the date hereof or routine increases made in the Ordinary Course of Business;

          (p) any event or condition of any character that has had a Material Adverse Effect on the Acquired Assets (other than any labor trouble, claim of wrongful discharge or other unlawful labor practice or action involving any Retained Employees or any resignation by or termination of any Retained Employees); or

          (q) negotiation or agreement by Seller or any director, officer or employee thereof to do any of the things described in the preceding clauses (a) through (p) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

     3.10 Taxes, Tax Returns and Audits.
          -----------------------------

          (a) To the extent the failure to do so would adversely affect either Sellers' ability to deliver free and clear title to the Acquired Assets or Buyer's ability to hold, own or use the Acquired Assets, Seller has filed within the time period for filing or any extension granted with respect thereto all federal, state, local, foreign and other returns, estimates and reports ("Returns") which it is required to file relating or pertaining to any and all
  -------
Taxes attributable to, levied or imposed upon, or incurred in connection with the Acquired Assets and each portion of any Tax Return pertaining or related to the Acquired Assets is true and correct and has been completed in accordance with applicable law. The Sellers have paid all Taxes relating to all the Acquired Assets which are required to be paid prior to the Closing and have withheld with respect to the Retained Employees who have worked in the Business and paid to the appropriate taxing authority all federal, state and local income taxes, FICA, FUTA and any other Taxes required to be withheld with respect to such employees.

          (b) There are (and, as of immediately following the Closing there will be) no Liens on the Acquired Assets relating to or attributable to Taxes, other than Liens which arise by operation of law with respect to Taxes that are not required to be paid prior to Closing.

          (c) There is no contract, agreement, plan or arrangement to which either Seller or any of its Affiliates is a party, including the provisions of this Agreement, covering any Retained Employee, which individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     3.11 Restrictions on Business Activities. There is no agreement (noncompete
          -----------------------------------
or otherwise), commitment, judgment, injunction, order or decree to which either Seller is a party or otherwise binding upon either Seller which would have the effect of prohibiting either Seller from selling the Acquired Assets to Buyer.

     3.12 Title of Properties; Absence of Liens and Encumbrances; Condition of
          --------------------------------------------------------------------
Equipment.
---------
          (a) Schedule 3.12(a) sets forth a list of all real property currently
              ----------------
owned, leased, subleased or otherwise occupied by either Seller in connection with the Business or included in the Acquired Assets, the name of the lessor, the date of the lease, sublease or other occupancy agreement (each a "Lease"), and each amendment thereto. Seller shall have delivered to Buyer correct and complete copies of the Leases listed on Schedule 3.12(a). ICS is currently
                                        ----------------
negotiating for the sale and leaseback of the real property which will be the subject of the ICS Lease. With respect to each property listed on Schedule
                                                                  --------
 3.12(a):
 -------
               (i) as to property subject to a Lease, the Lease (and, as to a sublease or other similar occupancy agreement, the master Lease) is in full force and effect, is valid and effective in accordance with its terms, and there is not, under such Lease or master Lease, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by either Seller, or, to the Seller's Knowledge, any other party thereto;

     (ii) as to property held subject to a Lease, upon obtaining any required consents of the landlord, the Lease will continue to be legal, valid, binding and enforceable against the Seller that is a party thereto and against the other party thereto, and is in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above);

    (iii) as to property subject to a Lease, to Seller's Knowledge, no third party to the Lease has repudiated any provisions thereof;

     (iv) neither Seller has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the property or the leasehold, except as described in Schedule 3.12(a) hereto;
             ----------------

     (v) all facilities used by either Seller thereunder have received all material approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof as conducted by either Seller and have been operated and maintained in accordance with applicable laws, rules and regulations in all material respects, except to the extent that any such violation would neither have a Material Adverse Effect on the Acquired Assets nor prevent the consummation of the transactions contemplated hereunder; and

    (vi) all facilities used thereunder are supplied with utilities and other services necessary for the operation of said facilities.

          (b) Each Seller has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, in each case to the extent included in the Acquired Assets, and, assuming the receipt of the Required Consents and the consummation of the transactions contemplated hereby, the Acquired Assets will be sold to Buyer at the Closing free and clear of any Liens.

          (c)   All material items of equipment owned or leased by either
Seller used in the Business (the "Equipment") which are included in the Acquired
                                 -----------
Assets are in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d)   Except as set forth on Schedule 3.12(d), the Acquired Assets
                                       ----------------
comprise all of the Seller Intellectual Property used by the Sellers in the conduct of the Business.

          3.13  Intellectual Property.
                ---------------------

                (a)  Schedule 3.13(a) lists all of Sellers' Registered
                     ----------------
Intellectual Property owned by, or filed in the name of either Seller (the "Seller Registered Intellectual Property"), and lists any proceedings or actions before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Seller Registered Intellectual Property.

         (b) Each item of Seller Intellectual Property, including all Seller Registered Intellectual Property listed in Schedule 3.13(a), is free and clear
                                           ----------------
of any Liens. Sellers (i) are the exclusive owner of all trademarks, service marks, trade dress and trade names used in connection with the conduct of the Business, including the sale of any products or technology or the provision of any services by Seller and (ii) own exclusively, and have good title to, all works of authorship and all associated copyrights that are or are part of or related to Sellers' products sold, licensed or otherwise provided in the Business or other works of authorship that Sellers otherwise purport to own in connection with the conduct of the Business.

          (c) To the extent that any Intellectual Property has been developed by any Person other than Sellers for use in the conduct of the Business for which either Seller has, directly or indirectly, paid, such Seller has a written agreement with such Person with respect thereto and such Seller thereby has obtained ownership of, and is the exclusive owner of, all such developed Intellectual Property by operation of law or by valid assignment. All employees of each Seller have entered into a valid and binding written agreement with such Seller sufficient to vest title in such Seller of all Intellectual Property created by such employee in the scope of his or her employment with such Seller.

          (d)   Except as set forth in Schedule 3.13(d), neither Seller has
                                        ----------------
transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Seller Intellectual Property, to any other Person, other than transfers to the other Seller, and (ii) implied non-exclusive licenses granted in connection with the sale of inventory in the Ordinary Course of Business.

          (e) The Acquired Assets include all Intellectual Property used in and/or necessary to the conduct of the Business as it currently is conducted or is reasonably contemplated to be conducted, including the design, development, manufacture, use, import and sale of the products, technology and services in the Business (including products, technology or services currently under development in the Business).

          (f) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in
Schedule 3.13(f) include all contracts, licenses and agreements, to which Seller
----------------
is a party with respect to any Intellectual Property of any Person other than either Seller related to the conduct of the Business. No Person other than either Seller has ownership rights to improvements made by either Seller in Intellectual Property which has been licensed to either Seller and exploited in the conduct of the Business.

          (g)    Schedule 3.13(g) lists all contracts, licenses and agreements
                 ----------------
between either Seller and any other Person wherein or whereby either Seller has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by either Seller or such other Person of the Intellectual Property of any Person other than either Seller, in any such case arising out of the Business.

          (h) The operation of the Business as is currently conducted or is contemplated to be conducted, including the design, development, use, import, manufacture and sale of the products related to the Acquired Assets, does not, and will not, when conducted by Buyer in substantially the same manner following the closing, infringe or misappropriate the Intellectual Property of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and neither Seller has received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of either Seller infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is either Seller aware of any Basis therefor).

         (i) Each item of Seller Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees in connection with such Seller Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Seller Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. For each portion of the Acquired Assets that constitutes or includes a copyrightable work, a Seller has registered the copyright in the latest version of such work with the U.S. Copyright Office. In each case in which a Seller has acquired any Intellectual Property rights from any Person, such Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to such Seller and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, such Seller has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. The Sellers have not claimed "Small Business Status", or other particular status in the application for any Seller Registered Intellectual Property, which claim of status was, at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

          (j) There are no contracts, licenses or agreements between a Seller and any other Person with respect to Seller Intellectual Property under which there is any dispute, or, to Sellers' Knowledge, any threatened dispute regarding the scope of such agreement or performance under such agreement, including with respect to any payments to be made or received by either Seller thereunder.

          (k) To the Sellers' Knowledge, no Person is infringing or misappropriating any Seller Intellectual Property.

          (l) Each Seller has taken all commercially reasonable steps that are required to protect Sellers' rights in confidential information and trade secrets of either Seller relating to the Business or provided by any other Person to either Seller relating to the Business. Without limiting the foregoing, each Seller has, and enforces, a policy requiring each employee, consultant and contractor working in the Business to execute adequate proprietary information, confidentiality and assignment agreements, and all current and former employees, consultants and contractors of each Seller have executed such an agreement.

          (m) No Seller Intellectual Property or product, technology or service of either Seller used, licensed, sold or otherwise provided in the conduct of the Business is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by either Seller or may affect the validity, use or enforceability of the Seller Intellectual Property.

          (n) No (i) product, technology, service or publication of Seller relating to the Business or (ii) material published or distributed by Seller relating to the Business constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

          (o) All of each Seller's products related to the Business will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates, because the products do not record, store, process, calculate or present calendar dates whatsoever. All of each Seller's products related to the Business (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and (ii) will be interoperable with other products used by Buyer that may deliver records to Seller's products or receive records from such products of either Seller, or interact with such products, including back-up and archived data.

          (p)     All Acquired Assets were written and created solely by either
(i) employees of either Seller acting within the scope of their employment or
(ii) by third parties who have validly assigned all of their rights, including Intellectual Property rights therein to either Seller, and no third party owns or has any rights to any of the Acquired Assets or any Intellectual Property rights therein.

          (q)     Except as set forth in Schedule 3.13(q), all Acquired Assets
                                         ---------------
and all portions thereof will be fully, transferable, alienable or licensable by Buyer without restriction and without payment of any kind to any third party.

          (r)    The contracts, licenses and agreements listed on Schedule
                                                                  --------
3.13(f) include all material contracts, licenses and agreements pursuant to
-------
which any Person, including any Affiliate of either Seller, has licensed any Intellectual Property to either Seller for use in the Business. Neither Seller is in breach of or has failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Sellers' Knowledge, no other party to any such contract, license and agreement is in breach thereof or has failed to perform thereunder.

          (s) Neither this Agreement nor the transactions hereby contemplated, including without limitation the assignment to Buyer of any contract, license or agreement to which either Seller is a party, will result in the Buyer's granting to any third party any right to or with respect to any Intellectual Property owned by or licensed to Buyer, or will result in the Buyer's being bound by or subject to any non-compete or other restriction on the operation or scope of Buyer's business.

       3.14  Contracts.  Schedule 3.14 attached hereto lists the following
             ---------   -------------
contracts and other agreements to which either Seller is a party to or bound by as of the date hereof which relate primarily to the Business or the Acquired
Assets:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person (including any Affiliate of either Seller),

          (b) any agreement (or group of related agreements) for the purchase of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services;

          (c)   any agreement concerning a partnership or joint venture;

          (d) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, or any capitalized lease obligation;

          (e) any agreement concerning confidentiality or any agreement, contract or commitment containing any covenant limiting the freedom of either Seller to engage in any line of business or to compete with any Person;

          (f) any agreement involving any Affiliate of ICS or Sub (other than Sub or ICS) that affects the Business or the Acquired Assets in any material respect;

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (h)   any collective bargaining agreement;

          (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

          (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees other than business travel advances in the Ordinary Course of Business;

          (k) any agreement pursuant to which either Seller has an obligation to pay royalties or make other payments in connection with the Business or the sale of products or services by either

Seller in the Ordinary Course of Business, listing the parties thereto and the duration of and amount of such royalties or other payment;

          (l)    any fidelity or surety bond or completion bond;

          (m) any agreement, contract or commitment relating to capital expenditures;

          (n) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of Business;

          (o)    any purchase order or contract for the purchase of materials;

          (p)    any construction contracts;

          (q)    any distribution, joint marketing or development agreement; and

          (r) any other agreement, contract or commitment that involves in excess of $10,000 (in any one case) or $25,000 (in the aggregate) or is not cancelable without penalty within thirty (30) days.

     The Sellers have delivered to Buyer a correct and complete copy of each written contract listed on Schedule 3.14 and a written summary setting forth the
                           -------------
terms and conditions of each oral agreement referred to on Schedule 3.14 (each a
                                                           -------------
"Contract").  Each Seller is in compliance with and has not breached, violated
 --------
or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract to which such Seller is a party or by which it is bound and which is included in the Acquired Assets, nor, to Sellers' Knowledge is there any event that has occurred that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 3.14, to the Sellers' Knowledge, is not
                          -------------
subject to any default thereunder by any party obligated to either Seller pursuant thereto. No provision in any of the contracts would prevent the Buyer, following the Closing Date, from exercising all of the Sellers' rights under the Contracts included in the Acquired Assets without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Seller that is a party thereto would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

        3.15 Governmental Authorization.  Schedule 3.15 accurately lists each
             --------------------------   -------------
material consent, license, permit, grant or other authorization issued to either Seller by a Governmental Entity pursuant to which either Seller currently operates or holds any interest in any of its properties or assets used in the Business (herein collectively called "Seller Authorizations"). The Seller
                                      ---------------------
Authorizations are in full force and effect and constitute all Seller Authorizations required to permit the Sellers to operate or conduct the Business or hold any interest in its properties or assets used in the Business, except to the extent that the failure to obtain any required consent, license, permit, grant or authorization would not have a Material Adverse Effect on the Acquired Assets or would not prevent the consummation of the transactions contemplated hereby.

        3.16 Litigation.  There is no action, suit or proceeding of any nature
             ----------
pending, or, to Sellers' Knowledge, threatened (nor is either Seller aware of a Basis therefor), against either Seller, its properties or any of its officers or directors which, if not resolved in favor of the Sellers, its properties or any of its officers or directors, as the case may be, would have a Material Adverse Effect on the Acquired Assets or would prevent the consummation of the transactions contemplated hereby. There is no investigation pending or, to Sellers' Knowledge threatened, against either Seller, its properties or any of its officers or directors (nor, to Sellers' Knowledge, is there any Basis therefor) relating to or affecting the Business by or before any Governmental Entity which, if not resolved in favor of the Sellers, its properties or any of its officers or directors, as the case may be, would have a Material Adverse Effect on the Acquired Assets or would prevent the consummation of the transactions contemplated hereby. No Governmental Entity has at any time challenged or questioned the legal right of the Sellers to conduct the Business as presently or previously conducted.

        3.17 No Liquidation, Insolvency, Winding-Up.
             --------------------------------------

          (a) No order has been made, or petition presented, or resolution passed for the winding-up of either Seller and there is not outstanding:

               (i)    any petition or order for the winding-up of either Seller;

               (ii) any appointment of a receiver over the whole or part of the undertaking of assets of either Seller;

               (iii) to Sellers' Knowledge, any petition or order for administration of either Seller;

               (iv) any voluntary arrangement between either Seller and any of its creditors;

               (v) to Sellers' Knowledge, any distress or execution or other process levied in respect of either Seller which remains undischarged; and

               (vi) to Sellers' Knowledge, any unfulfilled or unsatisfied judgment or court order against either Seller.

          (b) To Sellers' Knowledge, there are no circumstances which would entitle any Person to present a petition for the winding-up or administration of Seller or to appoint a receiver over the whole or any part of the undertaking or assets of either Seller.

          (c) Neither Seller is deemed unable to pay its debts within the meaning of applicable law.

        3.18 [INTENTIONALLY OMITTED]

        3.19 Environmental Matters.
             ---------------------

             (a)  Hazardous Material.  Neither Seller has:  (i) operated any
                  ------------------
underground storage tanks at any property that such Seller has at any time owned, operated, occupied or leased in connection with the conduct of the Business; or (ii) illegally released in the conduct of the Business, or from any facilities where the Business is conducted, any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial
                -------------------
supplies properly and safely maintained. No Hazardous Materials are present as a result of the actions of either Seller or, to Sellers' Knowledge, as a result of any actions of any other Person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that either Seller has at any time owned, operated, occupied or leased in connection with the conduct of the Business.

          (b)     Certain Activities.  To Seller's Knowledge, neither Seller has
                  ------------------
transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing in connection with the conduct of the Business, nor to Seller's Knowledge, has either Seller disposed of, transported, sold, used or manufactured any product containing a Hazardous Material in connection with the conduct of the Business in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials.

          (c)    Permits.  Each Seller currently holds all environmental
                 -------
approvals, permits, licenses, clearances and consents (the "Environmental
                                                           --------------
Permits") necessary for the conduct of the Business as such Business is
--------
currently being conducted.

          (d)    Environmental Liabilities.  No action, proceeding, revocation
                 -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to Sellers' Knowledge, threatened concerning any Environmental Permit held or Hazardous Material disposed of, used or manufactured, in each case in connection with the conduct of the Business. Neither Seller is aware of any fact or circumstance which could involve either Seller in any environmental litigation or impose upon either Seller any environmental liability with respect to the Business.

        3.20  Brokers' and Finders' Fees; Third Party Expenses.  Neither Seller
              ------------------------------------------------
has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby, other than any fees or commissions for which the Sellers will be liable and with respect to which Buyer will not incur any liability.

     3.21 Employee Matters and Benefit Plans.
          ----------------------------------

          (a)  Schedules.  Schedule 3.21(a) contains an accurate and complete
               ---------   ----------------
list of each material Employee Plan and each material Employee Agreement covering any of the Retained Employees. Neither Seller has any plan or commitment to establish any new Employee Plan or Employee Agreement with respect to the Retained Employees, to modify any such Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law), or to enter into any such Employee Plan or Employee Agreement, in each case with respect to any of the Retained Employees.

          (b)    Documents.  The Sellers have provided, or will, prior to the
                 ---------
Closing, provide, to Buyer: (i) correct and complete copies of all material documents embodying each material Employee Plan and material Employee Agreement covering the Retained Employees including all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each such Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each such Employee Plan; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each such Employee Plan; and (v) all IRS determination, opinion, notification and advisory letters, with respect to any such Employee Plan.

          (c)    Employee Plan Compliance. Each Employee Plan covering the
                 ------------------------
Retained Employees has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including ERISA or the Code; and (ii) to each such Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Employee Plan.

          (d)    Pension Plan.  Neither Seller nor any ERISA Affiliate of either
                 ------------
Seller has previously or currently maintains, sponsors, participates in or contributes to a Pension Plan covering any of the Retained Employees which is subject to Title IV of ERISA or Section 412 of the Code.

          (e)  Multiemployer Plans.  At no time has either Seller or any ERISA
               -------------------
Affiliate contributed to or been obligated to contribute to any Multiemployer Plan.

          (f)    No Post-Employment Obligations. No Employee Plan provides, or
                 ------------------------------
reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any Retained Employee for any reason, except as may be required by COBRA or other applicable statute, and neither Seller has ever represented, promised or contracted (whether in oral or written form) to any Retained Employee (either individually or to the Retained Employees as a group) or any other person that such Retained Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (g)    Effect of Transaction.  Except as set forth on Schedule
                 ---------------------                          --------
3.21(g), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Retained Employee.

          (h)    Employment Matters.  Each Seller: (i) is in compliance in all
                 ------------------
material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to the Retained Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to the Retained Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for the Retained Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against either Seller under any worker's compensation policy or long-term disability policy relating to any Retained Employee.

          (i)    Labor.  As of the date of this Agreement; (i) no work stoppage
                 -----
or labor strike against either Seller is pending, threatened or reasonably anticipated involving the Retained Employees; (ii) to Seller's Knowledge, there are no activities or proceedings of any labor union to organize any Retained Employees; and (iii) except as set forth in Schedule 3.21(i), there are no
                                            ----------------
actions, suits, claims, labor disputes or grievances pending, or, to the Sellers' Knowledge, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Retained Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to either Seller. From the most Recent Balance Sheet Date through the date of this Agreement, neither Seller nor any of their subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act with respect to the Retained Employees. Except as set forth in Schedule 3.21(i), neither Seller is presently, nor has it been in the past,
   ----------------
a party to, or bound by, any collective bargaining agreement or union contract with respect to any Retained Employees and no collective bargaining agreement is being negotiated by either Seller with respect to any Retained Employees.

          (j)  Compensation Issues.  Since the Most Recent Balance Sheet Date,
               -------------------
there has not been any increase in the salary or other compensation payable or to become payable by either Seller to any of the Retained Employees, or the declaration, payment or commitment or obligation of any kind for the payment by either Seller of a bonus or other additional salary or compensation to a Retained Employee, except as contemplated by Section 6.16 hereof.

    3.22  Affiliated Transactions.  No Affiliate of either Seller owns any
          -----------------------
Acquired Asset.

    3.23  Government Contracts.  Neither Seller has been or is a party to any
          --------------------
contract or arrangement with any government agency relating to the Business.

    3.24  Suppliers.  Schedule 3.24 sets forth a complete and accurate list
          ---------   -------------
of the top suppliers of significant materials or services to either Seller for use in the Business.

    3.25  [INTENTIONALLY OMITTED]

    3.26  Insurance.  Schedule 3.26 lists all insurance policies and fidelity
          ---------   -------------
bonds covering in any manner the Acquired Assets, the Business or the Retained Employees. There is no claim by either Seller or any Affiliate pending under any of such policies or bonds relating to the Acquired Assets, the Business or the Retained Employees as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and each Seller and its Affiliates are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Sellers' Knowledge, there is no threatened termination of, or premium increase with respect to, any of such policies, other than routine, ordinary course increases in premiums.

    3.27  Compliance with Laws.  Each Seller has complied with, is not in
          --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except to the extent that any such violation would neither have a Material Adverse Effect on the Acquired Assets nor prevent the consummation of the transactions contemplated hereby.

    3.28  Product Warranties; Defects; Liability. Except as set forth on
          --------------------------------------
Schedule 3.28, each product manufactured, sold, leased, or delivered by each
-------------
Seller in the conduct of the Business has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither Seller has any Liability (and, to Sellers' Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against either Seller giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet. No product manufactured, sold, leased, or delivered by either Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease or beyond that implied or imposed by applicable law. Schedule 3.28 includes
                                                     -------------
copies of the standard terms and conditions of sale, lease or license for each Seller used in the Business.

     3.29 Import/Export. Except to the extent that failure of the following
          -------------
statements to be true would not have a Material Adverse Effect on the Acquired Assets and would not prevent the consummation of the transactions contemplated hereby: (i) all goods imported into the United States or any other country by the Sellers in connection with the Business ("Imported Goods") have been
                                              --------------
properly valued and classified in accordance with applicable tariff laws, rules and regulations and all proper duties, tariffs or excise taxes have been paid with respect to the Imported Goods; (ii) no penalties have been assessed, asserted or claimed with respect to any Imported Goods; (iii) all Imported Goods have been properly marked as to country of origin, content and material; and
(iv) each Seller has complied with all applicable import and export laws, rules and regulations of the United States and any foreign government, including the rules and regulations promulgated by the United States Bureau of Export Administration of the United States Department of Commerce in the conduct of the Business.

     3.30 Complete Copies of Materials.  The Sellers shall have delivered or
          ----------------------------
made available to Buyer true and complete copies of each document (or summaries of same) that has been reasonably requested by Buyer or its counsel.

     3.31 Representations Complete.  None of the representations or warranties
          ------------------------
made by the Sellers (as modified by the Schedules), nor any statement made in any Schedule or certificate furnished by the Sellers pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Sellers as follows:

     4.1  Organization of Buyer.  Buyer is duly organized, validly existing, and
          ---------------------
in good standing under the laws of the jurisdiction of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted.

     4.2  Authority for Agreement.  Buyer has all requisite corporate power and
          -----------------------
and authority to enter into this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer, and no further action is required on the part of Buyer to authorize this Agreement, any Related Agreements to which it is a party or the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and constitutes, and the Related Agreements, when duly executed and delivered by Buyer, will constitute the valid and binding obligations of Buyer, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency, fraudulent conveyance and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.3  Adequate Resources.  Buyer has adequate financial resources to
          ------------------
discharge its financial obligations set forth in this Agreement.

     4.4  Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above), will (i) violate any provision of the respective charters or bylaws of Buyer or
(ii) give rise to a Conflict with (1) any material agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject or (2) any judgement, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets, except for such Conflicts which would not have a Material Adverse Effect on Buyer.

     4.5  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity or any third party, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and any Related Agreements to which Buyer is a party or the consummation of the transactions contemplated hereby and thereby, except for compliance with the notification requirements of the HSR Act.

     4.6  Brokers' and Finders' Fees; Third Party Expenses.  Buyer has not
          ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

     4.7  Representations Complete.  None of the representations or warranties
          ------------------------
made by the Buyer nor any certificate furnished by the Buyer pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V

                       CONDUCT PRIOR TO THE CLOSING DATE

     5.1  Conduct of Business of Seller.  During the period from the date of
          -----------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Sellers agree (except to the extent Buyer shall otherwise consent in writing), to carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Sellers when due, to pay or perform other obligations when due, and, to the extent consistent with the Business, use their reasonable best efforts consistent with past practice and policies to preserve intact the Sellers' present business organizations and keep available the services of the Retained Employees and preserve Sellers' relationships with suppliers, licensors and licensees of, and others having business dealings with, the Business, all with the goal of preserving unimpaired the Acquired Assets and the Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Sellers shall promptly notify Buyer of any event or occurrence or emergency not in the Ordinary Course of Business of Sellers involving the Business or the Acquired Assets, and any event which has had or could have a Material Adverse Effect on the Business or the Acquired Assets. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, except as expressly contemplated by this Agreement as set forth in
Schedule 5.1, or with the prior written consent of Buyer, neither Seller will
------------
with respect to the Business or the Acquired Assets, if such action would have a Material Adverse Effect on the Acquired Assets or would prevent consummation of the transactions contemplated hereby:

          (a) Enter into any commitment or transaction not in the Ordinary Course of Business or any commitment or transaction of the type described in
Section 3.9 hereof;

          (b) Enter into any license agreement with respect to the Seller Intellectual Property with any Person or entity or with respect to the Intellectual Property of any Person or entity other than in connection with the sale of inventory in the Ordinary Course of Business;

          (c) Transfer to any Person or entity any rights to the Seller Intellectual Property other than in connection with the sale of inventory in the Ordinary Course of Business;

          (d) Enter into or amend any contract or other agreement inconsistent with or that would materially adversely affect the use of the Acquired Assets by Buyer after Closing;

          (e)  Commence or settle any litigation that affects the Acquired
Assets;

          (f) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Sub's capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities;

          (g) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business;

          (h) Sell, lease, license or otherwise dispose of any of its properties or assets used in the Business, except in the Ordinary Course of Business and except for a sale-leaseback transaction involving the Building (as defined in Exhibit D) whereby ICS sells the Building to a third party and leases
           ---------
the building back for a period of at least two (2) years on terms reasonably approved in writing by Buyer (the "Sale Lease-Back");
                                   ---------------

          (i) With respect to the Sub, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (j) With respect to the Sub, grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement, except in the Ordinary Course of Business;

          (k) Grant any severance or termination pay to any Retained Employee, except payments made pursuant to standard written agreements outstanding or the employee policies of either Seller in effect on the date hereof and as contemplated by Section 6.16 hereof;

          (l) Adopt or amend any employee benefit plan, or enter into any employment contract covering any Retained Employee, pay or agree to pay any special bonus or special remuneration to any Retained Employee, or increase the salaries or wage rates of any Retained Employees or accelerate the vesting of any outstanding ICS Options subject to vesting held by any Retained Employee, other than as contemplated by Section 6.16 hereof;

          (m)  Revalue any of the Acquired Assets;

          (n) Enter into any strategic or joint marketing arrangement or agreement; or

          (o) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (n) above, or any other action that would prevent Seller from performing or cause Seller not to perform its covenants hereunder.

               In addition, Buyer agrees that it will not take any action, or omit to take any action, that would result in either Seller engaging in any of the actions set forth in this Section 5.1.

     5.2  No Solicitation.  Until the earlier of the Closing or the date of
          ---------------
termination of this Agreement pursuant to the provisions of Section 9.1 hereof, ICS will (nor will ICS permit any of its officers, directors, agents, representatives or Affiliates to) directly or indirectly, take any of the following actions with any party other than Buyer and its designees: (a) solicit, encourage, initiate, conduct discussions with or engage in negotiations with any Person, relating to any offer or proposal with respect to the possible acquisition of the Acquired Assets (whether by way of merger, purchase of capital stock, purchase of assets, tender offer or otherwise) or assist or cooperate with any Person to make any proposal with respect to any of the foregoing, (b) disclose or provide any information with respect to the the Acquired Assets, or afford access to its properties, books or records related to the Acquired Assets, to any Person, other than Buyer, relating to the possible acquisition of the Acquired Assets (whether by way of merger, purchase of capital stock, purchase of assets, tender offer or otherwise) or any portion of the Acquired Assets, or which is not provided or afforded in the Ordinary Course of Business, (c) enter into an agreement with any Person, other than Buyer, providing for the acquisition of the Acquired Assets (whether by way of merger, purchase of capital stock, purchase of assets, tender offer or otherwise) or any portion of the Acquired Assets, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Acquired Assets (whether by way of merger, purchase of capital stock, purchase of assets, tender offer or otherwise) or any portion of the Acquired Assets by any Person, other than by Buyer; provided, however, that nothing in this Section
5.2 shall restrict the ability of ICS to conduct any of the aforementioned actions with respect to the acquisition or possible acquisition of ICS (whether by way of merger, purchase of capital stock, purchase of assets, tender offer or otherwise) unless such acquisition or possible acquisition will prevent the Sellers from consummating the transactions contemplated hereby. In addition to the foregoing, if either Seller receives prior to the Closing or the termination of this Agreement any offer, proposal or request relating to any of the above, such Seller shall immediately notify Buyer thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Buyer may reasonably request.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     The parties hereto agree as follows:

     6.1  Access to Information.  The Sellers shall afford Buyer and its
          ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of Seller's properties, books, contracts, commitments and records related to the Business or the Acquired Assets, (b) all other information concerning the Business, the Acquired Assets and the Retained Employees as Buyer may reasonably request and
(c) the Retained Employees. Each Seller agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements (including Returns and supporting documentation) relating to the Business, the Acquired Assets or the Retained Employees promptly upon request. Buyer shall provide the Sellers with copies of such publicly available information about Buyer as the Sellers may request and shall provide the Sellers with reasonable access to appropriate members of its management in this regard. No information or knowledge obtained in any investigation pursuant to this
Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

     6.2  Confidentiality.  Each of the parties hereto hereby agrees that the
          ---------------
information obtained in any investigation pursuant to Section 6.1, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby shall be governed by the terms of the Confidentiality Agreement.

     6.3  Expenses.  Whether or not the Acquisition is consummated, all fees
          --------
and expenses incurred in connection with this Agreement and the Acquisition including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that the foregoing shall not apply in the event of a material breach of this Agreement by a party, in which case the non-breaching party may seek to recover such fees and expenses from the breaching party.

     6.4  Public Disclosure.  Except to a limited number of customers and
          -----------------
suppliers who are advised of the confidentiality of the matters, unless otherwise required by law, or the rules and regulations of the Nasdaq Stock Market, Inc., until the first public disclosure of the subject matter of this Agreement is approved by Buyer and Sellers, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Buyer and the Sellers prior to release, provided that such approval shall not be unreasonably withheld.

     6.5  Consents.  The Sellers shall use all commercially reasonable efforts
          --------
to obtain the Required Consents. In the event the Sale Lease-Back occurs prior to the Closing, the Sellers shall use commercially reasonable efforts to obtain from the lessor thereunder, and its lenders (if any), (a) consent to the ICS Lease or the Occupancy Agreement (as the case may be) to the extent required by such lender or lessor, in order for ICS and Buyer to become bound by the ICS Lease or the Occupancy Agreement, as the case may be, and (b) consent to Buyer's proposed alterations to the Building, to the extent required by such lessor or lender in order for Seller and Buyer to construct such alterations. In addition, in such event, the Sellers shall request and use commercially reasonable efforts in attempting to obtain for Buyer a non-disturbance agreement reasonably acceptable to Buyer from the lessor thereunder and its lenders (if any). Such efforts shall not require the expenditure of more than a nominal sum.

     6.6  Reasonable Efforts.  Until the earlier of the termination of this
          ------------------
Agreement or the Closing, subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Buyer shall not be required to agree to any divestiture by either Seller or any of its Affiliates of shares of capital stock or of any business, assets or property of either Seller or its Affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     6.7  Notification of Certain Matters. The Sellers shall give prompt notice
          -------------------------------
to Buyer of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of either Seller contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (ii) any failure of either Seller, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     6.8  Tax Returns.  The Sellers shall be responsible for and shall pay when
          -----------
due (i) all Taxes attributable, levied or imposed upon or incurred in connection with the Acquired Assets (pertaining to the period (or any portion of any period) ending on or prior to the Closing Date) and (ii) all Taxes incurred in connection with or attributable to the Business. The Sellers agrees to continue to timely file within the time period for filing, or any extension granted with respect thereto, all Returns relating to any and all Taxes required to be filed by them and such Returns shall be true and correct and completed in accordance with applicable laws.

     6.9  Bulk Sales Laws.  The Sellers shall take all actions necessary to
          ---------------
comply with all applicable laws concerning bulk sales or bulk transfers or any similar law ("Bulk Sales Laws"), including the filing and publication of notices
              ---------------
of the transactions contemplated hereunder as required by the Uniform Commercial Code and the applicable laws of the states of Pennsylvania and California. Buyer shall cooperate with the Sellers with respect to compliance with Bulk Sales Laws.

     6.10 Registered Intellectual Property Activities.  Prior to the Closing,
          -------------------------------------------
the Sellers shall provide a list of all actions that must be taken by a Seller within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Seller Intellectual Property included within the Acquired Assets.

     6.11 HSR Act Filings.  Both Buyer and Seller shall (i) take promptly all
          ---------------
actions necessary to prepare and file the applicable notices required, if any, to be filed under the HSR Act, which filings will comply in all material respects with the requirements of the HSR Act, (ii) promptly comply at the earliest practicable date with any requests for additional information from the Federal Trade Commission or United States Department of Justice, and (iii) request early termination of the applicable waiting period (collectively, "HSR
                                                                           ---
Clearance").
---------

     6.12 Covenant Not to Solicit.
          -----------------------

          (a) For a period commencing on the Closing Date and ending on the third anniversary of the Closing Date, neither ICS nor Seller (and their successors and assigns) shall (nor shall either Seller permit any of its officers, directors, employees, representatives or Affiliates) solicit, encourage, hire or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging any Retained Employee to terminate his or her employment with Buyer (or its consolidated subsidiaries).

          (b) For a period commencing on the Closing Date and ending on the first anniversary of the Closing Date, neither ICS nor Seller (and their successors and assigns) shall (nor shall either Seller permit any of its officers, directors, employees, representatives or Affiliates) solicit, encourage, hire or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging any employee of Buyer other than the Retained Employees to terminate his or her employment with Buyer (or its consolidated subsidiaries).

          (c) If, in any judicial proceeding, a court refuses to enforce the covenants (or any part thereof) set forth above, then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 6.12 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

          (d) The Sellers acknowledge that their agreements as set forth herein are necessary to preserve the value of the Acquired Assets for Buyer following the Acquisition. Each Seller also acknowledges that the limitations of time, and scope of activity agreed to in this Agreement are reasonable because, among other things, (i) the Sellers and Buyer are engaged in a highly competitive industry, and (ii) the Sellers are receiving significant consideration in connection with the Acquisition.

          (e) Each Seller agrees that it would be impossible or inadequate to measure and calculate Buyer's damages from any breach of the covenants set forth in this Section 6.12. Accordingly, each Seller agrees that if either of them breaches any provision of this Section 6.12, Buyer will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Each Seller further agrees that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. Each Seller hereby expressly consents to the issuance of such injunctive relief, whether in the form of a temporary restraining order or otherwise, and to the ordering of such specific performance.

     6.13 Employment Offers.
          -----------------

          (a) Buyer shall make offers to each of the Retained Employees whose background and reference checks are deemed acceptable in the discretion of Buyer, to enter into "at-will" employment arrangements reasonably satisfactory to Buyer; provided, however, that nothing in this Section 6.13 shall affect in any manner whatsoever the right or power of Buyer to terminate any such employment relationship, for any reason, with or without cause.

          (b) In the event, after the Closing, a Retained Employee accepts and enters into such an "at-will" employment arrangement with Buyer, such employee shall receive salary and benefits consistent with Buyer's current practice, including the right to participate in Buyer's stock option plan.

    6.14  COBRA.  The Sellers, shall continue to make available COBRA
          -----
continuation coverage to all of their Employees working in the Business who are qualified beneficiaries (as such term is defined in COBRA), including Retained Employees.

     6.15 401(k) Plan.  Unless Buyer and Sellers otherwise agree, as soon as
          -----------
administratively practicable after the Closing, the Sellers, if applicable, shall take any and all actions reasonably necessary and appropriate under the Code Section 401(k) plan in which Seller is currently a participating employer ("Seller 401(k) Plan") to permit a transfer of the account balance(s)
           ------------------
which are attributable to the Retained Employees, from Seller 401(k) Plan to the 3Com Corporation 401(k) Plan ("Buyer's 401(k) Plan").
                               -------------------

     6.16 Agreement with Respect to Retained Employee's Stock Options. No later
          -----------------------------------------------------------
than the Closing, ICS will offer to each optionee under an ICS Option to amend each ICS Option such that (i) the vested portion of each ICS Option shall remain exercisable until September 30, 1999, provided that in order to exercise such vested portion after three months following the Closing, the optionee must be an employee of Buyer or any of its subsidiaries, and (ii) the unvested portion of each ICS Option shall (1) continue to vest until September 30, 1999 to the same extent that such ICS Option would have vested had the optionee remained employed with ICS or its subsidiaries and (2) be exercisable at any time or from time to time from October 1, 1999 through October 31, 1999, to the extent then vested, if at the time of any such exercise the optionee is an employee of Buyer or any of its subsidiaries. The form and substance of such amendment is subject to the review and approval of the Buyer.

     6.17 ICS Lease.  Promptly following the date of this Agreement and
          ---------
continuing until the earlier of the termination of this Agreement or the Closing, ICS and Buyer will negotiate in good faith the terms of a lease (the "ICS Lease") for premises reasonably required by Buyer in the Building (as
 ---------
defined in Exhibit D hereto). In the event the parties do not come to agreement
           ---------
on the terms of the ICS Lease on or before the Closing Date, the Short Term Occupancy Agreement set forth on Exhibit D (the "Occupancy Agreement") shall go
                                 ---------       -------------------
into effect upon the Closing and shall govern the landlord-tenant relationship between ICS and Buyer, and the terms of the Occupancy Agreement shall constitute a contract between ICS and Buyer. If ICS completes the Sale Lease-Back prior to the Closing, then (a) the ICS Lease or Occupancy Agreement, as the case may be, shall become a sublease in which ICS is the sublessor and Buyer is the sublessee, with such additional modifications as shall be necessary and reasonably acceptable to ICS and Buyer, (b) ICS shall immediately provide to Buyer a true and complete copy of such lease and a certificate certifying that the representations set forth in Section 3.12 with respect to such lease are true and (c) Schedule 3.12(a) shall be modified to include such lease. This
Section 6.17 shall survive for one (1) year following the Closing.

     6.18 Additional Documents and Further Assurances.  Each party hereto, at
          -------------------------------------------
the request and expense of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                  ARTICLE VII

                       CONDITIONS TO OBLIGATION TO CLOSE

     7.1  Conditions to Obligations of Each Party to Effect the Acquisition. The
          -----------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a)  No Injunctions or Restraints; Illegality. No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition or claiming ownership of any of the Acquired Assets shall be in effect, nor shall any proceeding brought by a Governmental Entity or third party, seeking any of the foregoing be pending or overtly threatened; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

          (b)  Governmental Approval. Approvals from Governmental Entities (if
               ---------------------
any) necessary in order to permit consummation of the transactions contemplated hereby shall have been timely obtained, including all approvals under the HSR Act and the expiration or early termination of all antitrust review periods under the HSR Act, and other applicable antitrust laws shall have occurred; provided, however, that neither party may rely on the condition set forth in this sentence if the failure to obtain HSR Clearance for the Acquisition is a result of such party's failure to take all necessary actions set forth in
Section 6.11 above.

     7.2  Additional Conditions to Obligations of the Sellers. The obligations
          ---------------------------------------------------
of the Sellers to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by ICS:

          (a)  Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time and Buyer shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing.

          (b)  License and Services Agreement.  Buyer shall have executed and
               ------------------------------
delivered a license and services agreement substantially in the form attached hereto as Exhibit B (the "License and Services Agreement").
                          ------------------------------

          (c)  Required Consents.  The Required Consents shall have been
               -----------------
obtained.

          (d)  Certificate of Buyer. The Sellers shall have been provided with a
               --------------------
certificate executed on behalf of Buyer by a Vice President to the effect that, as of the Closing:

              (i) all representations and warranties made by Buyer in this Agreement are true and correct in all material respects; and

              (ii) all covenants and obligations of this Agreement to be performed by Buyer on or before such date have been so performed in all material respects.

     7.3  Additional Conditions to the Obligations of Buyer.  The obligations of
          -------------------------------------------------
Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

          (a)    Representations, Warranties and Covenants. The representations
                 -----------------------------------------
and warranties of the Sellers in this Agreement shall be true and correct on and as of the Closing as though such representations and warranties were made on and as of the Closing and the Sellers shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Closing.

          (b)    Required Consents.  The Required Consents shall have been
                 -----------------
obtained and if the Sale Lease-Back occurs before the Closing Date, the consent as to the ICS Lease or the Occupancy Agreement (as the case may be) shall have been received from the lessor and its lenders (if any) to the extent required by such lessor or lenders in order for ICS and Buyer to become bound by the ICS Lease or the Occupancy Agreement, as the case may be.

          (c)    License of Third Party Software. With respect to all software
                 -------------------------------
licenses included in the Acquired Assets for which consents to assign such licenses to Buyer have not been obtained by the Sellers on or prior to the Closing, the Sellers shall have obtained replacement licenses, at their expense, covering the same technology to allow Buyer to exercise the same rights with respect to such technology that the Seller had been able to exercise prior to the Closing.

          (d)    Reference Check. Each the Retained Employees will have
                 ---------------
submitted to Buyer's standard employee background and reference check.

          (e)    Legal Opinion. Buyer shall have received a legal opinion from
                 -------------
Pepper Hamilton LLP, legal counsel to Sellers, opining on the matters set forth in Exhibit E hereto.
   ---------

          (f)    License and Services Agreement. ICS shall have executed and
                 ------------------------------
delivered the License and Services Agreement.

          (g)    No Material Adverse Effect. There shall not have occurred any
                 --------------------------
Material Adverse Effect on the Acquired Assets since the date of this Agreement (other than any labor trouble, claim of wrongful discharge or other unlawful labor practice or action involving any Retained Employees or any resignation by or termination of any Retained Employees).

          (h)    Absence of Disasters. The Acquired Assets shall not have
                 --------------------
been, and to the Sellers' Knowledge shall not be threatened to be, materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, any action by the United States or any other government or Governmental Entity, domestic or foreign, flood, act of war, civil disturbance or act of nature.

         (i)     Certificate of Sub and ICS.  Buyer shall have been provided
                 --------------------------
with a certificate executed on behalf of Sub by the President of Sub and on behalf of ICS signed by a Vice President of ICS, to the effect that, as of the
Closing:

               (i) all representations and warranties made by the Sellers in this Agreement are true and correct;

              (ii) all covenants and obligations of this Agreement to be performed by the Sellers on or before such date have been so performed in all material respects; and

             (iii) the provisions set forth in Sections 7.3 (g) and (h) have been satisfied.


                                 ARTICLE VIII

          SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

     8.1  Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties contained herein or in any document certificate or other instrument required to be delivered hereunder shall survive the Closing Date and continue in full force and effect until 5:00 p.m., P.S.T. on the date twenty-four (24) months after the Closing Date, except with respect to Liabilities of the Sellers not assumed by Buyer, and representations and warranties (i) in Section 3.10 regarding Tax matters, and (ii) in Section 3.12 regarding Seller's Title to the Acquired Assets, which representations and warranties shall survive until the expiration of the applicable statute of limitations with respect thereto.

     8.2  Indemnity by Sellers.  The Sellers hereby agree, severally and
          --------------------
jointly, to indemnify, defend and hold harmless Buyer and its employees, directors, officers and Affiliates against and in respect of all Liabilities, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, deficiencies, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), (individually a "Loss" and
                                                            ----
collectively, the "Losses") that result from (i) the breach or inaccuracy of any
                   ------
representation or warranty made by another Seller contained herein, (ii) any failure by either Seller to perform or comply with any covenant contained herein or (iii) any failure of either Seller to pay any Liability of the Sellers not assumed by Buyer hereunder.

     8.3  Indemnity by Buyer.  Buyer hereby agrees to indemnify, defend and hold
          ------------------
harmless Sellers and their respective employees, directors, officers and Affiliates against and in respect of all Losses that result from (i) the breach or inaccuracy of any representation or warranty made by Buyer contained herein or (ii) any failure by Buyer to perform or comply with any covenant contained herein.

     8.4  Officer's Certificate.  In the event any party hereto (an "indemnified
          ---------------------
party") shall have incurred any Losses for which indemnification pursuant to this Article VIII is sought, the indemnified party shall promptly deliver to the party or parties from whom such indemnification is sought (an "indemnifying party") a certificate signed by any officer of the indemnified party (an "Officer's Certificate"): (A) stating the
                                      ---------------------
grounds for recovery by the indemnified party in sufficient detail to permit the Sellers to understand the general basis for the claim, (B) stating that the indemnified party has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, (C) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability.

     8.5  Resolution of Conflicts; Arbitration.
          ------------------------------------

          (a) In case an indemnifying party shall object in writing to any claim or claims made in any Officer's Certificate within thirty (30) days after delivery of such Officer's Certificate, the indemnifying party and indemnified party shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the indemnifying party and indemnified party should so agree, a memorandum setting forth such agreement shall be prepared and signed by all such parties.

          (b) If no such agreement can be reached after good faith negotiation, either the indemnifying party or the indemnified party may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration as provided in Section 10.7. Within thirty (30) days of any entry of a decision of the arbitrator(s) requiring payment by an indemnifying party to an indemnified party pursuant to this Article VIII and Section 10.7, the indemnifying party shall make the payment to indemnified party.

     8.6  Third-Party Claims.  In the event an indemnified party becomes aware
          ------------------
of a third-party claim which it believes will be covered by the indemnification and/or defense obligation contained in this Article VIII, it shall notify the indemnifying party of such claim, and the indemnifying party shall be entitled, at its expense, to participate in the defense of such action and to assume control of such defense; provided, however, that:

          (a) the indemnified party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

          (b) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such claim or ceasing to defend against such claim, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party;

          (c) the indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from liability in respect of such claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld;

          (d) the indemnified party shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld;

          (e) the indemnified party shall cooperate with the indemnifying party in the contest or defense thereof; and

          (f) the indemnifying party shall not be entitled to control but shall be entitled to participate at its own expense in the defense of, and the indemnified party shall be entitled to have sole control at its own expense over, the defense or settlement of any claim to the extent the claim seeks an order, injunction or other equitable relief against the indemnified party which, if successful, could materially interfere with the business, operations, assets, condition or prospects of the indemnified party.

          After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such action, the indemnifying party shall not be liable to such indemnified party hereunder for any legal fees and expenses subsequently incurred by such indemnified party in connection with the defense thereof. If the indemnifying party does not assume control of the defense of such claims as provided in this Section 8.5, the indemnified party shall have the right to defend such claim in such manner as it may deem appropriate at the reasonable cost and expense of the indemnifying party.

     8.7  Indemnification Limitations.  Notwithstanding anything to the
          ---------------------------
contrary in this Agreement, (a) there shall be no liability for indemnification by the Sellers, on the one hand, or by the Buyer, on the other hand, under this
Article VIII unless and to the extent that the aggregate amount of damages claimed for Losses against Sellers or Buyer, as the case may be, exceeds $400,000; and (b) the aggregate liability of the Sellers or Buyer, as the case may be, in respect of indemnifiable Losses shall not exceed the total amount of the Purchase Price paid to Sellers hereunder. Indemnification pursuant to this
Article VIII shall be the exclusive remedy for any Losses for which indemnification may be sought under Section 8.2 or 8.3. For purposes of calculating the amount of Losses incurred by Buyer arising out of any breach or inaccuracy of any representation or warranty made by either Seller contained herein, the reference to a "Material Adverse Effect" or materiality (or other correlative terms) shall be disregarded.

     8.8  Computation of Losses.  Anything in this Agreement to the contrary
          ---------------------
notwithstanding, the amount of any Losses otherwise payable to an indemnified party shall be reduced by the amount of net insurance proceeds received by the indemnified party (giving effect to deductible or self-insured or co-insurance payments made and the costs, if any, of obtaining such insurance proceeds by the indemnified party) as compensation for the damage or Losses caused by the act, omission, fact or circumstance giving rise to the Losses; provided, however, that no indemnified party shall be obligated to seek such insurance proceeds.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

      9.1 Termination.  Except as provided in Section 9.2, this Agreement may be
          -----------
terminated and the Acquisition abandoned at any time prior to the Closing:

          (a) by mutual consent of the Sellers and Buyer;

          (b) by Buyer or Sellers if (i) the Closing has not occurred by March 31, 1999; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

          (c) by Buyer or Sellers if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Buyer's ownership or operation of any portion of the Acquired Assets or the Business or (ii) compel Buyer or either Seller to dispose of or hold separate all or a portion of the Acquired Assets, the Business or other assets of either Seller or Buyer as a result of the Acquisition;

          (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of either Seller and such breach has not been cured within ten (10) calendar days after written notice to the Sellers, as appropriate; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

          (e) by the Sellers if neither Seller is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within ten
(10) calendar days after written notice to Buyer; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

          (f) by Buyer if an event having a Material Adverse Effect on the Acquired Assets shall have occurred.

     Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

      9.2 Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or the Sellers, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 6.2, 6.3 and 6.4, Article X, and this Section 9.2 shall remain in full force and effect and survive any termination of this Agreement.

      9.3 Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      9.4 Extension; Waiver.  At any time prior to the Closing, Buyer, on the
          -----------------
one hand, and the Sellers, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE X

                              GENERAL PROVISIONS

     10.1 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

          (a)  if to Buyer, to:

               3Com Corporation
               5400 Bayfront Plaza
               Santa Clara, California 95052-8145
               Attention:
               Telephone No.:
               Facsimile No:

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304
               Attention:  Aaron J. Alter, Esq.
               Telephone No.:  (650) 493-9300
               Facsimile No.:  (650) 496-7556

          (b)  if to either Seller, to:

               Integrated Circuits System, Inc.
               2435 Boulevard of the Generals
               Norristown, Pennsylvania 19403
               Telephone No.:  (610) 630-5300
               Facsimile No.:  (610) 630-3385
               Attention:  Rudolph Gassner, Chairman

               with a copy to:

               Pepper Hamilton, LLP
               3000 Two Logan Square
               Eighteenth and Arch Streets
               Philadelphia, Pennsylvania 19103-2799
               Telephone No: (215) 981-4000
               Facsimile No.: (215) 981-4750
               Attention:  Robert A. Friedel, Esq.

     10.2 Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.3 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.4 Entire Agreement; Assignment.  This Agreement, the Exhibits hereto,
          ----------------------------
the Schedules, the Confidentiality Agreement, the Related Agreements (upon their execution and delivery), and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, except that Buyer may assign its respective rights and delegate its respective obligations hereunder to any of its Affiliates; provided that any such assignment shall not relieve Buyer of its obligations hereunder.

     10.5 Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.6 Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     10.7 Governing Law; Arbitration.  This Agreement shall be governed by and
          --------------------------
construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any claim or dispute arising out of or related to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in Santa Clara County, California under the rules of the American Arbitration Association then in effect by a single arbitrator mutually agreeable to Buyer, Seller and ICS. In the event that within forty-five (45) days after the submission of any dispute to arbitration, Buyer, Seller and ICS cannot mutually agree on a single arbitrator, Buyer, on the one hand, and Seller and ICS, on the other hand, shall each select one arbitrator and the AAA shall select a third arbitrator. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrator(s) may award to the prevailing party, if any, as determined by the arbitrator(s), all of its costs and fees, including AAA administrative fees, arbitrator fees, attorney's fees, expert fees, witness fees, travel expenses and out-of-pocket expenses (including such expenses as copying, telephone, facsimile, postage and courier fees). The parties to the arbitration may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without any abridgement of the powers of the arbitrator(s). The parties agree that, any provision of applicable law notwithstanding, they will not request and the arbitrator(s) shall have no authority to award punitive or exemplary damages against any party.

     10.8 Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.9 No Third Party Beneficiaries.  This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.


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                                     -45-

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement on the date first above written.


3COM CORPORATION


By   /s/ E. Benhamou
  -------------------------------

Name    E. Benhamou
    -----------------------------

Title     Chairman & CEO
     ----------------------------


ICS TECHNOLOGIES, INC.


By   /s/ Hock E. Tan
  -------------------------------

Name    Hock E. Tan
     ----------------------------

Title     President
     ----------------------------


INTEGRATED CIRCUIT SYSTEMS, INC.


By   /s/ Rudolf Gassner
  -------------------------------

Name    Rudolf Gassner
    -----------------------------

Title   Chairman of the Board
     ----------------------------